SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported), November 2, 2004

MANUGISTICS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-22154	52-1469385
(Commission File Number No.)	(IRS Employer Identification No.)

9715 Key West Avenue
Rockville, Maryland 20850

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(301) 255-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

The Company is voluntarily filing herewith as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, the Company’s standard forms of Notice of Grant of Stock Option and Option Agreement for performance based options, Notice of Grant of Stock Option and Option Agreement performance based options with change in control rights, Notice of Grant of Stock Option and Option Agreement with change in control rights and Restricted Stock Agreement.

Item 9.01(c) Exhibits

(c)	Exhibit 10.1	Standard Form of Notice of Grant of Stock Option and Option Agreement for Performance Based Options under the Company’s 1998 Amended and Restated Stock Option Plan

	Exhibit 10.2	Standard Form of Notice of Grant of Stock Option and Option Agreement for Performance Based Options under the Company’s 1998 Amended and Restated Stock Option Plan with change in control rights

	Exhibit 10.3	Standard Form of Notice of Grant of Stock Option and Option Agreement under the Company’s 1998 Amended and Restated Stock Option Plan with change in control rights

	Exhibit 10.4	Restricted Stock Agreement under the Company’s 1998 Amended and Restated Stock Option Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANUGISTICS GROUP, INC. (Registrant)

Dated: November 2, 2004	By	/s/ Raghavan Rajaji
Raghavan Rajaji
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Standard Form of Notice of Grant of Stock Option and Option Agreement for Performance Based Options under the Company’s 1998 Amended and Restated Stock Option Plan

10.2	Standard Form of Notice of Grant of Stock Option and Option Agreement for Performance Based Options under the Company’s 1998 Amended and Restated Stock Option Plan with change in control rights

10.3	Standard Form of Notice of Grant of Stock Option and Option Agreement under the Company’s 1998 Amended and Restated Stock Option Plan with change in control rights

10.4	Restricted Stock Agreement under the Company’s 1998 Amended and Restated Stock Option Plan